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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2007 (December 13, 2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

New River Center, 200 East Las Olas Boulevard, Suite 1730
Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

(954) 761-2200

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

          On December 13, 2007, Mark Koscinski was appointed as the Registrant’s Chief Financial Officer and Principal Financial Officer. Mark Koscinski, age 50, became Vice President and Controller of the Registrant in February 2006, and Principal Accounting Officer in September 2006. Previously, he served as a Principal in Financial Advisory Services of Northern New Jersey for SolomonEdwards Group, a management advisory and accounting services firm from June 2005 until his appointment at the Company. Previous to this, Mr. Koscinski was the Vice President and Chief Financial Officer of Pressman Toy Corporation, a privately held manufacturer and distributor of toys in the United States from April 2002 until March 2005. Mr. Koscinski holds degrees in economics, accounting and tax. He is currently a doctoral student at Drew University in Madison, New Jersey. Mr. Koscinski is a certified public accountant. Mr. Koscinski does not have any family relationships with the members of the Registrant’s Board of Directors or with the Registrant’s officers. Mr. Koscinski will continue to receive an annual salary of $200,000 in addition to bonus eligibility of $95,000. Reference is made to the Senior Management Employment Agreement entered into between the Company and Mr. Koscinski, dated February 1, 2006, filed as Exhibit 10.1 to the Form 8-K filed on September 22, 2006, for a complete description of the terms of Mr. Koscinski’s employment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007	BUTLER INTERNATIONAL, INC.

By:/s/ Edward M. Kopko
Edward M. Kopko

Chairman of the Board of Directors and Chief Executive Officer

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